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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Cablevision Systems Corporation

We consent to the incorporation by reference in the registration statements (numbers 333-86789 and 333-71965) filed on Forms S-3 and in the registration statements (numbers 33-05987, 33-19409, 33-36282, 333-41349, 333-79485,
333-57924, 333-36282-99, 333-41349-99, and 333-57922) filed on Forms S-8 of
Cablevision Systems Corporation of our report dated March 31, 2003, relating to the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' deficiency and cash flows and related schedule for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 combined Annual Report on Form 10-K of Cablevision Systems Corporation and CSC Holdings, Inc.

As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, in the year ended
December 31, 2002.


/s/ KPMG LLP
Melville, New York
March 31, 2003